Exhibit 99.1

Rex Energy Postpones Senior Notes Offering

STATE COLLEGE, Pa., November 27, 2012 (GLOBE NEWSWIRE) – Rex Energy announced today that due to current market conditions, it has decided not to proceed with its planned offering of $250 million in aggregate principal amount of senior notes, which it had previously announced on November 12, 2012.

“The conditions in the debt capital markets have led us to conclude that now is not the right time to move forward with an offering of senior notes,” said Tom Stabley, Rex Energy’s Chief Executive Officer. “We were seeking to access the debt capital markets to enhance our already strong balance sheet, but we have the flexibility to be opportunistic about timing while maintaining our disciplined approach to raising capital.”

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Actand Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. They may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipated” or similar words. These statements are based on currently available information and reflect assumptions and estimates that Rex Energy's management believes are reasonable; however, management's assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties. We cannot assure that these goals and projections can or will be met and investors are strongly cautioned not to rely on forward-looking statements. A number of factors could cause actual results to differ materially from those in the forward-looking statements, including (without limitation) the following:

•	adverse economic conditions in the United States and globally;

•	difficult conditions in the domestic and global capital and credit markets;

•	domestic and global demand for oil and natural gas;

•	volatility of the commodities markets;

•	declines in the prices the company receives for oil, natural gas, or natural gas liquids;

•	the effects of government regulation, permitting and other legal requirements;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties about the estimates of the company’s oil and natural gas reserves;

•	the company’s ability to increase production and oil and natural gas income through exploration and development;

•	the company’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	the effects of adverse weather on operations;

•	drilling and operating risks;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	changes in the company’s drilling plans and related budgets;

•	the adequacy of capital resources and liquidity including (without limitation) access to additional borrowing capacity; and

•	uncertainties associated with our legal proceedings and their outcomes.

Rex Energy undertakes no obligation to publicly update or revise any forward-looking statements. The company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission contain additional information on risks factors and uncertainties; investors are encouraged to review those filings.

All of the forward-looking statements made in this press release are qualified by these cautionary statements.

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For more information, please visit our website or contact:

www.rexenergy.com

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com